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                                                                      Exhibit 11

                      WHITE ELECTRONIC DESIGNS CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                         NINE MONTHS ENDED JULY 1, 2000

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                                                                         NINE MONTHS
                                                                         FISCAL YEAR        3RD QUARTER
                                                                             2000               2000
-------------------------------------------------------------------------------------------------------
INCOME (LOSS)  PER COMMON SHARE - BASIC

INCOME (LOSS):
Income (Loss) from Continuing Operations                                  $ 4,368,000       $ 1,865,000
Less:  Dividends on Preferred Stock                                            88,955                 0
                                                                          -----------       -----------
  Income (Loss) Applicable to Continuing Operations                         4,279,045         1,865,000
  Income (Loss) on Discontinued Operations
                                                                          -----------       -----------
     Net Income (Loss) Applicable to Common Stock                         $ 4,279,045       $ 1,865,000
                                                                          ===========       ===========

SHARES:
Weighted Average Number of Common Shares Outstanding                       17,254,330        18,257,834

Income (Loss) Per Common Share - Continuing Operations                    $      0.25       $      0.10
Loss on Discontinued Operations Per Common Share                          $        --       $        --
                                                                          -----------       -----------
Net Income (Loss) Per Share - Basic                                       $      0.25       $      0.10
                                                                          ===========       ===========

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NET INCOME (LOSS)  PER COMMON SHARE - DILUTED:

INCOME (LOSS):

Income (Loss) From Continuing Operations                                  $ 4,368,000       $ 1,865,000
Income (Loss) From Discontinued Operations                                         --                --
                                                                          -----------       -----------
Net Income(Loss)                                                          $ 4,368,000       $ 1,865,000
                                                                          ===========       ===========

SHARES:
Weighted Average Number of Common Shares Outstanding                       17,254,330        18,257,834

Number of Common Stock Equivalents Assuming Exercise of
  Options Reduced by the Number of Shares Which Could Have
  Been Purchased With the Proceeds From Exercise of Such Options            1,096,576         1,182,920

Number of shares issued for stock options exercised as of
the beginning of the period                                                   269,567            36,342

Number of Shares of Common Stock issued upon
Conversion of Preferred Stock as of the beginning of the period               710,376                --

Weighted Average Number of Shares and Common Stock
                                                                          -----------       -----------
  Equivalents assuming conversion of Preferred Stock                       19,330,848        19,477,096
                                                                          ===========       ===========

Income (Loss), Continuing Operations Per Common Share-Fully Diluted       $      0.23       $      0.10
Loss on Discontinued Operations Per Common Share-Fully Diluted            $        --       $        --
                                                                          -----------       -----------
NET INCOME (LOSS) PER COMMON SHARE- DILUTED                               $      0.23       $      0.10
                                                                          ===========       ===========
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